SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2006
ORBIMAGE Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50933	54-1660268
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
21700 Atlantic Boulevard
Dulles, Virginia 20166
(703) 480-7500
(Address and Telephone Number of Principal Executive Offices)
N/A
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(a) Departure of Director
     John W, Pitts, Jr., a director and Chairman of the Compensation Committee of the Board of Directors, resigned from both positions on April 25, 2006. Mr. Pitts had served as director and Chairman of the Compensation Committee since January of 2004.
     The company believes the resignation resulted from a disagreement between Mr. Pitts and the Compensation Committee, on the one hand, and management and certain other members of the Board, on the other hand, relating to efforts to establish the structure of plans for short term incentive compensation and long term incentive compensation. Management believes, based on conversations among Mr. Pitts and certain members of the Board, that Mr. Pitts resigned because he believed management was unwilling to accept a short term incentive compensation plan based on increasing value for shareholders and that management had not fully cooperated with the Committee’s attempts to devise such a plan. Although management does believe that an appropriate short term incentive compensation plan should be based on financial metrics related to increasing shareholder value, management had significant questions regarding the implementation of the committee’s proposal regarding short term compensation, especially during the company’s current construction schedule for its next generation satellite.
     As a result of Mr. Pitts’s resignation, at a Board meeting on April 26, 2006 the Board disbanded the prior Compensation Committee and reconstituted itself as a Committee of the Whole, excluding Matthew O’Connell, director and CEO, and Lt. Gen. USAF (Ret’d) James Abrahamson, Chairman of the Board, in order to address executive compensation matters. Lawrence Hough has been named as interim Chairman of this new Committee of the Whole.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(a) Amendment to Bylaws
     On April 26, 2006, the Board of Directors approved amendments to Article III, Section 3.1 of the Company’s Bylaws to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.
     In addition, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. If, for any reason, The Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

     Additionally, the Board approved amendments to the Company’s Bylaws setting a range for the size of the Board of between seven and fifteen members, the exact number to be fixed from time to time within such a range by a duly adopted resolution of the Board of Directors. The previous version of the Company’s Bylaws had provided for a range for the size of the Board between one and nine members. The amended bylaws are effective as of April 26, 2006 and are attached as Exhibit 3.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
3.2.	Amended and Restated Corporate Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: _________, 2006	ORBIMAGE Holdings Inc.
	By:	/s/ William L. Warren
William L. Warren
Vice President, General Counsel & Secretary